STRATEGIC ALLIANCE AGREEMENT
                                      AMONG
                              EPHONE TELECOM, INC.
                                       AND
                              7BRIDGE SYSTEMS, LTD.

         This Strategic Alliance Agreement (the "Agreement") is made as of July 7, 2000, between ePHONE TELECOM, INC., a corporation incorporated under the laws of the State of Florida and having its principal office at 1145 Herndon Parkway, Suite 100, Herndon, VA 20170 ("ePHONE"), and 7BRIDGE SYSTEMS, LTD., a corporation incorporated under the laws of the Republic of Mauritius and having its principal office at Suite 1803, CLI Building, 313-317 Hennessy Road, Wanchai, Hong Kong ("7bridge").

                                    RECITALS

         WHEREAS, ePHONE is in the business of providing certain telecommunications services, including international long distance services that allow users to perform phone-to-phone one step dialing via Voice over Internet Protocol;

         WHEREAS, ePHONE wishes to establish and formalize a relationship with 7bridge in order for 7bridge to engage in the sale of ePHONE services in the Asia-Pacific region;

         WHEREAS, 7bridge wishes to gain access to ePHONE's expertise in order to accelerate the start-up of operations of 7bridge in certain countries in the Asia-Pacific region; and

         WHEREAS, 7bridge wishes to engage in the sale of ePHONE services in certain countries in the Asia-Pacific region.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the covenants, agreements and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE 1.

                           SALE AND PURCHASE OF ASSETS

         Section 1.1 Sale and Purchase of Assets. Subject to the terms and conditions of this Agreement, on the Closing Date (hereinafter defined), ePHONE shall sell, transfer, convey and deliver to 7bridge ePHONE's Array Telecom Corporation ("Array") Series 3000 gateway, currently located in Hong Kong, (the "Purchased Asset"). The transfer and conveyance of the Purchased Asset shall be made by a bill of sale (the "Bill of Sale") in substantially the form attached hereto as Exhibit A.

                                   ARTICLE 2.

                                    LICENSES

         Section 2.1 License. Subject to the terms and conditions herein, as of the Closing Date, ePHONE grants to 7bridge, and 7bridge accepts, a right and license to market, distribute and sell (the "License") certain ePHONE products and services set forth on Exhibit B hereto (the "Licensed Products"), and any other products subsequently agreed upon, to customers in certain designated countries set forth on Exhibit C hereto ("Designated Countries"). The License granted herein shall terminate upon the expiration of this Agreement. The License shall not be subject to sublicense, assignment or transfer without the prior written consent of ePHONE.

         Section 2.2 Trademark License. Subject to the terms and the conditions of the Agreement, as of the Closing Date, ePHONE grants to 7bridge, and 7bridge accepts, a right and license to use the common law trademark and service mark "ePHONE" to promote and sell the Licensed Products (the "Trademark License"). The Trademark License granted herein shall terminate upon the expiration of this Agreement. The Trademark License shall not be subject to sublicense, assignment or transfer without the prior written consent of ePHONE.

                                   ARTICLE 3.

                           REPRESENTATIONS BY 7bridge

         Section 3.1 Organization and Qualification. 7bridge is a corporation duly organized, validly existing and in good standing under the laws of the Republic of Mauritius and has all necessary corporate power and authority to own its assets and carry on its business as it is presently being conducted. 7bridge is duly qualified and in good standing to do business in each jurisdiction in which its business makes such qualification necessary, except in those jurisdictions where failure to be duly qualified and in good standing does not and cannot reasonably be expected to have, in the aggregate, a material adverse effect on its properties or its business. 7bridge is in a position to carry out the purpose and execute the terms of its business plan (the "Business Plan") and to deliver such Business Plan to ePhone within forty-five (45) days of the Closing Date (the "45-Day Term").

         Section 3.2 Authority Relative to Agreement. 7bridge has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by 7bridge of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by the Board of Directors of 7bridge and no other corporate proceedings on the part of 7bridge are necessary with respect thereto. This Agreement has been duly executed and delivered by 7bridge, and constitutes the valid and binding obligation of 7bridge enforceable against 7bridge in accordance with its terms except as its terms may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors' rights generally or (ii) general principles of equity, whether considered in a proceeding in equity or at law.

         Section 3.3 No Violation. The execution and delivery by 7bridge of this Agreement does not, and the consummation of the transactions contemplated hereby will not, (i) violate or result in a breach of any provision of the Certificate of Incorporation or bylaws of 7bridge, or (ii) violate any law or regulation, or any judgment, order or decree of any court, governmental body, commission, agency or arbitrator applicable to 7bridge or its business excluding such defaults and violations which do not and cannot reasonably be expected to have a material adverse effect on its properties or its business.

         Section 3.4 Absence of Litigation. There are no actions, suits, claims, investigations or proceedings pending or, to the knowledge of 7bridge, threatened against 7bridge, before any court, governmental body, commission, agency or arbitrator, which have or can reasonably be expected to have a material adverse effect on its business or which seek to limit, in any manner, the right of 7bridge to control the Purchased Asset after the consummation of the transactions contemplated in this Agreement. Furthermore, there are no judgments, orders or decrees of any such court, governmental body, commission, agency or arbitrator which have or can reasonably be expected to have any such effect.

                                   ARTICLE 4.

                            REPRESENTATIONS BY EPHONE

         Section 4.1 Organization and Qualification. ePHONE is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has all necessary corporate power and authority to own its assets and carry on its business as it is presently being conducted. ePHONE is duly qualified and in good standing to do business in each jurisdiction in which its business makes such qualification necessary, except in those jurisdictions where failure to be duly qualified and in good standing does not and cannot reasonably be expected to have, in the aggregate, a material adverse effect on its properties or its business.

         Section 4.2 Authority Relative to Agreement. ePHONE has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by ePHONE of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by the Board of Directors of ePHONE and no other corporate proceedings on the part of ePHONE are necessary with respect thereto. This Agreement has been duly executed and delivered by ePHONE and constitutes valid and binding obligations of ePHONE enforceable against ePHONE in accordance with their terms except as their terms may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors' rights generally or (ii) general principles of equity, whether considered in a proceeding in equity or at law.

         Section 4.3 No Violation. The execution and delivery by ePHONE of this Agreement does not, and the consummation of the transactions contemplated hereby will not, (i) violate or result in a breach of any provision of the Articles of Incorporation or bylaws of ePHONE, or (ii) violate any law or regulation, or any judgment, order or decree of any court, governmental body, commission, agency or arbitrator applicable to ePHONE or its business as presently conducted excluding such defaults and violations which do not and cannot reasonably be expected to have a material adverse effect on its properties or its business.
                                       3

         Section 4.4 Titles to Assets. ePHONE holds good and marketable title to the Purchased Asset, free and clear of any encumbrances, and has the right to sell, transfer and assign the Purchased Asset to 7bridge and to grant the License and the Trademark License to 7bridge.

         Section 4.5 Absence of Litigation. There are no actions, suits, claims, investigations or proceedings pending or, to the knowledge of ePHONE, threatened against ePHONE, before any court, governmental body, commission, agency or arbitrator, which have or can reasonably be expected to have a material adverse effect on its business or which seek to limit, in any manner, the right of ePHONE to control the Purchased Asset after the consummation of the transactions contemplated in this Agreement. Furthermore, there are no judgments, orders or decrees of any such court, governmental body, commission, agency or arbitrator which have or can reasonably be expected to have any such effect.

                                   ARTICLE 5.

                                OTHER AGREEMENTS

Section 5.1       Non-Competition.
                  ---------------

               (a) In connection with the granting of the License and the Trademark License, ePHONE agrees not to compete with 7bridge in the marketing and sale of the Licensed Products in the Designated Countries for a period of one year from the Closing Date. Notwithstanding the foregoing, ePHONE shall be permitted to sell equipment and software (but not long distance service) to any current customer of ePHONE in any of the Designated Countries.

               (b) In connection with this Agreement, 7bridge agrees not to compete with ePHONE in the marketing and sale of the Licensed Products outside of the Designated Countries for a period of one year from the Closing Date.

         Section 5.2 Public Announcements. As of the Closing Date, the parties will consult with each other before issuing any press releases or making any public statements with respect to this Agreement or the transactions contemplated hereby and will not issue any such press release or make any such public statement without the prior consent of the other, except to the extent required by law.

         Section 5.3 7bridge Purchases of Licensed Products. During the term of this Agreement, 7bridge shall be entitled to purchase Array Series 3000 gateways pursuant to the discount schedule (the "Discount Schedule") attached hereto as Exhibit D. Notwithstanding the terms set forth on the Discount Schedule, in the first six calendar months after the Closing Date, 7bridge shall be entitled to purchase Array Series 3000 gateways at a discount of forty percent (40%) from current published prices charged by ePHONE to third parties.

         Section 5.4 Services Provided by ePHONE. ePHONE shall provide call termination, training, technical support services, customer support services and product development resources on terms to be mutually agreed upon at a date in the future by the parties hereto, but in no event on terms less favorable than ePHONE provides to its other strategic partners.

         Section 5.5 Future Arrangements. Within 90 days of the date of this Agreement the parties will agree on terms and compensation for exchange of sales leads, traffic termination and other relevant matters.

                                   ARTICLE 6.

                             CLOSING OF TRANSACTIONS

         Section 6.1 Time and Place of Closing. The closing ("Closing") shall take place at 1145 Herndon Parkway, Suite 100, Herndon, Virginia 20170 on (i) July 7, 2000 or (ii) such other date as may be agreed upon by the parties (either of which dates is referred to in this Agreement as the "Closing Date"). If the Closing takes place, the Closing and all of the transactions contemplated by this Agreement shall be deemed to have occurred simultaneously and become effective at the same time on the Closing Date.

         Section 6.2 Deliveries by 7bridge. At the Closing, 7bridge shall deliver to ePHONE the following:

               (a) $100 in cash;

               (b) a letter from each Peter Francis resigning from the Board of Directors of ePHONE and Robert Clarke resigning from the position of Chairman of the Board. Both Robert Clarke and John Fraser remaining on the board of directors until replacements are identified.

               (c) certified copies of the resolutions duly adopted by 7bridge constituting all necessary corporate authorization for the consummation by 7bridge of the transactions contemplated by this Agreement;

               (d) a certificate dated as of a recent date from Shane Weir of Weir & Associates, legal counsel to 7bridge, as to the good standing of 7bridge;

               (e) a certified copy of the Business Plan of 7bridge, to be delivered within the 45-Day Term;

               (f) such other documents, instruments, certificates and writings as reasonably may be requested by ePHONE at least three business days prior to Closing; and

         Secttion 6.3 Deliveries by ePHONE. At the Closing, ePHONE shall deliver to 7bridge the following:

                  (a) A Bill of Sale substantially in the form of Exhibit A attached hereto, duly executed, transferring to 7bridge title to the Purchased Asset;

                  (b) Certified copies of resolutions duly adopted by ePHONE constituting all necessary corporate authorization for the consumption by ePHONE of the transactions contemplated by this Agreement;

                  (c) A certificate dated as of a recent date from the Florida Secretary of State as to the good standing of ePHONE; and

                  (d)  Such  other  documents,  instruments,   certificates  and
         writings as reasonably may be requested by 7bridge at least three business days prior to Closing.

                                   ARTICLE 7.

                              TERM AND TERMINATION

Section 7.1       Term

         This Agreement and the licenses granted herein shall become effective as of the Closing Date and shall remain in effect for a period of one year, subject to automatic renewal for additional one year periods unless ePhone notifies 7bridge at least 60 days prior to the end of a year period of its election not to renew the Agreement, or unless terminated pursuant to Section
7.2 (the "Term").

         Section 7.2 Termination. This Agreement and the licenses granted herein may be terminated prior to the expiration of the

Term:

                  (g) by the mutual agreement of 7bridge and ePHONE;

                  (h) by ePHONE, if:

                           (i) 7bridge does not receive with 30 days of the Closing Date a minimum of $250,000 in equity financing;

                           (ii) 7bridge  does not receive on or before  December
                  31, 2000, a minimum of $1,000,000 in equity financing;

                           (iii) 7bridge does not hire at least four full time equivalent employees to market Licensed Products and to manage its activities in connection with the Agreement within the 45-Day Term;

                           (iv) 7bridge defaults in the performance of any covenant, agreement, term, or provision under this Agreement, and such default continue for a period of thirty (30) days after the written notice thereof by ePHONE to 7bridge;

                           (v) 7bridge files a voluntary petition for bankruptcy, reorganization, or an arrangement under any bankruptcy or involuntary law, or an involuntary petition under any such law being filed against 7bridge and not dismissed within sixty (60) days; or

                           (vi) 7bridge makes an  assignment  for the benefit of
                  its creditors.

         Section 7.3 Effect of Termination. Following the termination of this Agreement, 7bridge shall immediately cease its activities in connection with this Agreement, including, without limitation, the use of the "ePHONE" name in connection with any marketing or sales of the Licensed Products.

                                   ARTICLE 8.

                            MISCELLANEOUS PROVISIONS

         Section 8.1 Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) upon confirmation of receipt of facsimile; (ii) one (1) business day following the date sent when sent by overnight delivery; or (iii) five (5) business days following the date mailed when mailed by registered or certified mail return receipt requested and postage prepaid to the following address:

         If to 7bridge:

                  7bridge Systems Ltd.
                  Attention: Robert Clarke
                  Suite 1803, CLI Building
                  313-317 Hennessy Road
                  Wanchai, Hong Kong
                  Phone:    852-2838-6126
                  Fax. 852-2514-3601

         Copy to:

                  Weir & Associates
                  Attention: Shane Weir
                  5th Floor, Landmark East
                  12 Ice House Street
                  Central, Hong Kong
                  Phone:   852-2526-1767
                  Fax.  852-2868-3568

         If to ePHONE:

                  ePHONE Telecom, Inc.
                  Attention:  Row Zadeh
                  1145 Herndon Parkway, Suite 100
                  Herndon, VA  20170
                  Phone:     (703) 787-7001
                  Fax:       (703) 787-7009
                  Email:     Row.Zadeh@arraytel.com

         Copy to:

                  Arnold & Porter
                  Attention:  Paul D. Freshour
                  555 Twelfth Street, N.W.
                  Washington, D.C.  20004-1202
                  Phone:     (202) 942-5872
                  Fax:       (804) 942-5999
                  Email:     paul_freshour@aporter.com

Section 8.2       Arbitration

                  (a) Any dispute, controversy or claim arising under, out of or relating to the Agreement or the License Agreement (any "Dispute"), shall be solely, finally and conclusively settled by arbitration in accordance with the Commercial Arbitration Rules (the "Rules") of the American Arbitration Association (the "AAA") in force when such arbitration is commenced. The arbitration shall take place in Washington, D.C. The Dispute shall be decided in accordance with the laws of the Commonwealth of Virginia. In the event that more than one Dispute is pending at the same time, such Disputes shall be consolidated in a single arbitral proceeding.

                  (b) In any dispute between the parties hereto, the number of arbitrators shall be three. If the parties are unable to agree on the arbitrators, the arbitrators shall be selected in accordance with the Rules.

                  (c) The parties hereto intend that the provisions to arbitrate set forth herein be valid, enforceable and irrevocable. The arbitrator's award shall be final and binding upon the parties. The parties shall carry out the final order on the award without delay and waive their right to assert any form of recourse against, or objection or defense to such order or its enforcement insofar as such waiver can validly be made. Judgment upon the award may be entered by any court having jurisdiction thereof or having jurisdiction over the parties or their assets or application may be made for judicial acceptance of the award and an order of enforcement, as the case may be.

                  (d) Each party to the arbitration proceeding shall pay the fees and expenses of such party's attorney's and witnesses. The fees and expenses of the arbitrator and all other expenses shall be borne by the party that loses the arbitration. The parties agree that if it becomes necessary for any party to enforce an arbitral award by a legal action or additional arbitration or judicial methods, the party against whom enforcement is sought shall pay all reasonable costs and attorneys' fees incurred by the party seeking to enforce the award.

         Section 8.3 Governing Law. This Agreement shall be governed in all respects, and it and the transactions contemplated hereby shall be construed and interpreted, by the laws of the Commonwealth of Virginia without regard to its choice of law rules.

         Section 8.4 Entire Agreement. This Agreement, including the Exhibits attached hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

         Section 8.5 Counterpart Copies. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 8.6 No Third Party Beneficiaries This Agreement shall not confer any rights or remedies upon any person or entity other than the parties and their respective successors and permitted assigns.

         Section 8.7 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any of the parties hereto shall be permitted to assign this Agreement to a successor in interest of all or substantially all of its assets, or to an affiliated entity.

         Section 8.8 Amendments. No amendment of any provision of this Agreement shall be valid unless the amendment shall be in writing and signed by all parties hereto.

         Section 8.9 Waivers. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, regardless of whether intentional, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         Section 8.10 Severability. Any term or condition of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         Section 8.11 Construction. The parties have participated mutually in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted mutually by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

         Section 8.12 Headings. The Article and Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
                        SIGNATURES ARE ON THE NEXT PAGE]

         IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement by its duly authorized officer as of the date first set forth above.

                                       7BRIDGE SYSTEMS, LTD.


                                       Name: /s/ Robert C. Clarke
                                             -------------------------

                                       Title:  Chief Executive Officer
                                               -----------------------



                                       ePHONE TELECOM, INC.


                                       Name:  /s/ Row Zadeh
                                              ---------------------------

                                       Title: Chief Executive Officer
                                              ---------------------------